UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 13, 2014
Date of Report (Date of earliest event reported)

Ecology and Environment, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number 1-9065

New York	16-0971022
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

368 Pleasant View Drive
Lancaster, New York	14086
(Address of principal executive offices)	(Zip code)

(716) 684-8060
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 245 under the Securities Act (17 CFT 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFT 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFT 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFT 240.13e-4c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A (“this “Amendment”) updates information originally provided under Item 5.07 in a Current Report on Form 8-K, filed January 21, 2014 (the “Original Filing”), in which Ecology and Environment, Inc. (the “Company”) reported voting results for its Annual Meeting of Shareholders held on January 16, 2014 (the “Annual Meeting”), including the voting results for both the Company’s non-binding shareholder advisory vote on the compensation of its Named Executives (the “Say On Pay Vote”) and the Company’s non-binding shareholder advisory vote regarding the frequency of future Say On Pay Votes.  Except for the foregoing, this Amendment does not modify or update any other disclosure contained in the Original Filing, and this Amendment should be read in conjunction with the Original Filing.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

As previously reported, at the Company’s Annual Meeting the option regarding the frequency (every year, every two years or every three years) of the advisory vote to approve the compensation of the Company’s Named Executives that received the highest number of votes cast was every “one year”, as recommended by the Company’s Board of Directors.  In light of these results, the Company has determined to hold an advisory vote on Named Executive Officer compensation every year until the next required advisory vote on the frequency of future votes on Named Executive compensation or until the Company’s Board of Directors otherwise determines that a different frequency for such advisory votes is in the best interests of the shareholders of the Company.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ECOLOGY AND ENVIRONMENT, INC.

By	/s/ Ronald L. Frank
Ronald L. Frank, Executive Vice-President

Dated:	June 13, 2014